UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2009
UCBH Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24947	94-3072450

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Montgomery Street San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (888) 498-3899
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03	BANKRUPTCY OR RECEIVERSHIP.
On November 6, 2009, United Commercial Bank (the “Bank”), a wholly-owned subsidiary of UCBH Holdings, Inc. (the “Company”), was closed by the California Department of Financial Institutions (the “CDFI”) and the Bank’s banking charter was revoked by the CDFI. Receivorship of the institution was immediately thereafter tendered to, and accepted by, the Federal Deposit Insurance Corporation (the “FDIC”).
In connection with the closure of the Bank, the FDIC issued a press release, dated November 6, 2009, a copy can be found at the FDIC’s website at http://www.fdic.gov/news/news/press/2009/pr09201.html. Customers who have questions about the foregoing matters or who would like more information about the closure of the Bank can call the FDIC toll-free at 1-800-238-8209 or visit the FDIC’s website at: http://www.fdic.gov/bank/individual/failed/ucb.html.

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.
On November 9, 2009, the Company received a Nasdaq staff determination letter (the “Letter”) confirming that Nasdaq had halted trading in the Company’s common stock on November 9, 2009. The Letter indicated that Nasdaq was concerned about the Company’s ability to sustain compliance with all of the requirements for continued listing on Nasdaq, as well as the residual equity interest of the Company’s common stock holders. As a result, in accordance with Listing Rules 5101, 5110(b) and IM-5101-1, the Nasdaq staff has made a determination to delist the Company’s common stock from The Nasdaq Stock Market. The Company does not intend to appeal the delisting decision. As a result, trading will continue to be halted in the Company’s common stock until trading is suspended on November 18, 2009. A Form 25-NSE will then be filed with the Securities and Exchange Commission, which will remove the Company’s common stock from listing and registration on The Nasdaq Stock Market.
The Letter advised the Company that the Company’s common stock would not be eligible to trade on the OTC bulletin board or in the “Pink Sheets” at this time.
A copy of the Nasdaq Staff Determination Letter is filed as Exhibit 99.1.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On November 6, 2009, upon receivership of the Bank described in Item 1.03 above, the Bank’s officers and directors ceased having those roles and responsibilities formerly associated with their respective positions.
On November 10, 2009, Tony Ka Wah Tsui, Executive Vice President and Director of the Greater China Region, resigned from his position with the Company.
On November 11, 2009, Doreen Woo Ho informed the Company that she would resign as the President and Chief Executive Officer of the Company, effective as of February 11, 2010.

ITEM 8.01	OTHER EVENTS.
Following the FDIC’s appointment as the receiver of the Bank, as described in Item 1.03 above, on November 10, 2009, the board of directors of the Company adopted the resolutions authorizing the filing of a voluntary petition in the United States Bankruptcy Court, seeking relief under Chapter 7 of Title 11 of the United States Bankruptcy Code. Subsequent to filing of the petition, the court will appoint a bankruptcy trustee who will be responsible for liquidating the Company in an orderly fashion. As a result of the FDIC’s appointment as the receiver of the Bank and the planned Chapter 7 bankruptcy filing, the Company has ceased all business activity and operations.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit Number	Description

99.1	Nasdaq Staff Determination Letter dated November 9, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2009	By:	/s/ Craig S. On
Craig S. On
Executive Vice President and Chief Financial Officer